                                                                   EXHIBIT 10.60

                         AMENDMENT TO SERVICE AGREEMENTS

      THIS AMENDMENT ("Amendment") entered into this 31st day of August, 2004 by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as Seller, first party, and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as Buyer, second party.

                              W I T N E S S E T H:

      WHEREAS, Seller and Buyer entered into that certain Service Agreement dated November 1, 1995 under Seller's Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 54,855 dt for the months of December, January and February and 49,369 dt for the months of November and March (Seller's Contract No. 1004189), and Seller and Buyer entered into that certain Service Agreement dated November 1, 1998 under Seller's Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 16,871 dt for the months of December, January and February and 15,183 dt for the months of November and March (Seller's Contract No. 1004188) (such Service Agreements hereinafter referred to individually as "Service Agreement #1004189" and "Service Agreement #1004188", respectively, and collectively as the "Service Agreements"); and

      WHEREAS, Section 22 of the General Terms and Conditions of Seller's FERC Gas Tariff ("Section 22") permits Seller and Buyer to mutually agree to consolidate (and terminate, as necessary) multiple service agreements into a single service agreement provided certain conditions are satisfied; and

      WHEREAS, Buyer has requested consolidation of the Service Agreements and Seller has determined that such consolidation is permitted under Section 22; and

      WHEREAS, Seller and Buyer have agreed to accomplish that consolidation by amending Service Agreement #1004189 to include Buyer's Transportation Contract Quantity from Service Agreement #1004188, and terminating Service Agreement #1004188, all to be effective on September 1, 2004.

      NOW, THEREFORE, Seller and Buyer agree as follows:

1. Effective 9:00 a.m. Central Clock Time on September 1, 2004, Article I of Service Agreement #1004189 is hereby deleted in its entirety and replaced by the following:

                                   "ARTICLE I
                           GAS TRANSPORTATION SERVICE

            1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity ("TCQ") of

               a. 71,726 dt per day for the peak months of December, January and
                  February and

               b. 64,552 dt per day for the shoulder months of November and
                  March

            2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 and, if applicable, Section 42 of the General Terms and Conditions of Seller's FERC Gas Tariff."

2. Effective 9:00 a.m. Central Clock Time on September 1, 2004, Exhibits A and B of Service Agreement #1004189 are hereby deleted in their entirety and replaced by the Exhibits A and B attached hereto.

3. Except as specifically amended hereby, all of the terms and conditions of Service Agreement #1004189 shall remain in full force and effect.

4. Effective 9:00 a.m. Central Clock Time on September 1, 2004, Service Agreement #1004188 is hereby terminated and shall be of no further force or effect from and after that date. Termination of Service Agreement #1004188 as set forth herein shall not relieve either party of rights, duties or obligations under Service Agreement #1004188 that accrue during or relate to the period prior to the termination date.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINENTAL GAS PIPE              PIEDMONT NATURAL GAS
LINE CORPORATION ("Seller")            COMPANY, INC. ("Buyer")

By /s/ Frank J. Ferazzi                By /s/ Franklin H. Yoho
   ----------------------------           --------------------

   Frank J. Ferazzi                    Franklin H. Yoho
   Vice President                      Sr.Vice President - Commercial Operations

                                    Exhibit A

                                                      Buyer's              Buyer's
                                                 Mainline Capacity    Mainline Capacity
                                                    Entitlement          Entitlement
                                                    Peak Months        Shoulder Months
                      Receipt Point(2)            (DT per Day)(3)      (Dt per Day)(3)
               ------------------------------    -----------------    -----------------
TIER I(1)      Holmesville                            35,042               31,538

TIER II(1)     Jefferson Davis County                 53,811               48,430
                 Miss Fuels
               Hattiesburg - Endevco
               Bass Exch-FGT
               Bassfield-ANR
               Holiday Creek
               Barnes Newsome
               West Oakvale
               Oakvale-Amoco
               Oakvale-Amoco Sabine
               Hattiesburg-First Reserve
               Walthall-United
               Greens Creek
               Jones County-Gitano
               Koch Reedy Creek
               Holiday Creek-ANR

TIER III(1)    Clarke County - Miss Fuels             71,726               64,552
               Magnolia Pipeline Interconnect
               Jonesboro - SNG
               Heidelberg
               Station 85 Main Line Pool

---------------
1 Tier I - Transco's mainline between Holmesville and Station 70 Tier II - Transco's mainline between Station 70 and Station 80 Tier III - Transco's mainline downstream of Station 80

2 Seller's ability to receive gas under this Rate Schedule at specific point(s) of receipt is subject to the operating limitations of Transco and the upstream party at such point(s) and the availability of capacity at such point(s) of receipt, but in no event will Seller require a pressure at the Points of Receipt greater than 800 psig.

3 These quantities do not include the additional quantities of gas retained by Seller for applicable compressor fuel and line loss make-up provided for in
Article V, 2 of this Service Agreement, which are subject to change as provided for in Article V, 2 hereof. The volume provided for each tier represents the maximum allowable firm capacity entitlement to be transported through the associated tier from all receipt points within that tier. However, the total cumulative capacity entitlement for all receipt points provided herein shall not exceed the specified capacity entitlement provided for Tier III, which amount shall equal Shipper's transportation contract demand quantity. To the extent that on any day other participants in Transco's Southern Expansion Project are not utilizing their total daily TCQ within a Tier, Transco is willing to receive additional quantities of gas from Shipper at such points within such Tier, on an interruptible basis, not to exceed Shipper's total daily TCQ.

                                    Exhibit B

                                                Transportation        Transportation
                            Delivery Point     Contract Quantity     Contract Quantity
Delivery Point(s) of          Increment           Peak Months         Shoulder Months
Delivery and Pressure(1)     (Dt per Day)        (Dt per Day)           (Dt per Day)
------------------------    --------------     -----------------     -----------------
Group 8
   Anderson                      2,907
   Greenville                    4,334
   Woodruff                      4,334
   Startex                       2,907
   Total                                            10,971                 9,464

Group 9                          3,291
   Total                                             3,291                 2,962

Group 10
   Charlotte                     4,169
   Salisbury                     4,169
   Spencer Buck                  4,169
   Winston-Salem                12,617
   Kernersville                 12,617
   Greensboro                   13,714
   Tidewater                    10,350
   Total                                            50,943                45,839

Group 11-L
   Pleasant Hill                 6,521
   Total                                             6,521                 5,868

Total Transportation
   Contract Quantity:                               71,726                64,552

Subject to the conditions contained in the Agreement, Seller shall make deliveries of gas for the account of Buyer at the Point(s) of Delivery specified above at such pressures as may be available from time to time in Seller's line serving such Point(s) of Delivery not to exceed maximum allowable operating pressure, but not less than fifty (50) psig or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

Deliveries of gas to the Point(s) of Delivery shall be subject to the limitations of Shipper's Delivery Point Entitlements (DPE) at such points as set forth in Transco's FERC Gas Tariff.